UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2019

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction No.)	Commission File Number	(IRS Employer Identification of incorporation)

2937 SW 27th Avenue, Suite 307, Miami, FL 33133
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:                     (305) 668-8485

Korth Direct Mortgage, LLC

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Introductory Note

Korth Direct Mortgage Inc. is providing the disclosure contained in this Current Report on Form 8-K in order to reflect the completion of its conversion (the “Conversion”) from a Florida limited liability company named Korth Direct Mortgage, LLC (“KDM LLC”) to a Florida corporation named Korth Direct Mortgage Inc. (“KDM Inc.”) on June 7, 2019 (the “Effective Date”). The Conversion was effected to cement KDM’s foundation as a financial institution and to facilitate its access to capital. KDM LLC and KDM Inc. are together referred to in this Current Report as “KDM.”

Item 3.01	Unregistered Sales of Equity Securities

Pursuant to the Plan of Conversion filed as an Exhibit to this Current Report on Form 8-K, at the Effective Time KDM Inc. issued 5,000,000 shares of its common stock, $.001 par value, to J.W. Korth & Company Limited Partnership, the sole member of KDM LLC. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modifications to Rights of Security Holders

On June 7, 2019, KDM LLC converted from a Florida limited liability company to KDM Inc, a Florida corporation (the “Conversion”), pursuant to a Plan of Conversion dated May 31, 2019 (the “Plan of Conversion”). The Conversion was accomplished by KDM’s filing with the Secretary of State of Florida Articles of Conversion (the “Articles of Conversion”) and Articles of Incorporation (the “Articles of Incorporation”). Pursuant to the Plan of Conversion, as of the Effective Time, KDM Inc. also adopted bylaws (the “Bylaws”).

Prior to the Effective Time, the Conversion was approved by J.W. Korth & Company, Limited Partnership and James W. Korth as the sole member and the manager, respectively, of KDM LLC. At the Effective Time, pursuant to the Conversion and Chapters 605 and 607, Florida Statutes, KDM Inc. became the same entity, without interruption, as KDM LLC.

Pursuant to the Conversion and the Articles of Incorporation of KDM, Inc., KDM Inc.’s authorized capital is 100,000,000 shares of stock, $.001 par value, of which 60,000,000 shares are common shares and 40,000,000 shares are preferred stock. The outstanding membership units in KDM LLC, were converted into 5,000,000 shares of KDM Inc. common stock at the Effective Time.

The following is a brief description of the common and preferred stock of KDM Inc.

Common Stock

 Dividends. Subject to such right and preferences that may apply to shares of Preferred Stock as they may be designated in the future by the board of directors of KDM Inc. (see “Preferred Stock,” below), the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our Shareholders would be distributable ratably among the holders of our common stock, subject to any preferred stock that may be outstanding at that time ranking on a parity with our common stock with respect to such distribution, and subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock that may then have been issued and are the outstanding.

Voting Rights

Our common stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our shareholders generally.

No Preemptive Rights

Holders of our common stock are not entitled to preemptive rights.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Florida law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our Shareholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our common stock.

The foregoing descriptions of the Plan of Conversion, the Articles of Conversion, and our common and preferred stock do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Articles of Conversion, the Articles of Incorporation, and the Bylaws, copies of which are filed as Exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Name	Age	Office
James W. Korth	68	Chairman of the Board, Chief Executive Officer and Director
Holly C. MacDonald-Korth	43	President and Chief Financial Officer and Director
Pamela J. Hipp	51	Director of Securities Marketing and Director
Daniel Llorente	40	Chief Lending Officer and Director
Jonathan L. Shepard	76	Secretary and Director

James W. Korth has been the Chief Executive Officer of KDM since its organization. He is the Managing Partner of J W Korth & Company, LP, which he started in 1982.  Mr. Korth has spent his business career as an investment banker in all manner of debt securities, including brokered CDs, and Certificates of Accrual on Treasury Securities (“CATS”), and has advised the US Treasury Department in the creation of the STRIPS program, and corporate General Term Notes, a Medium Term Note program emulated across the industry. Mr. Korth also manages several securities portfolios for clients of J W Korth & Company and holds his Series 4, 7, 24, 53, 66, and 79 licenses. He received his Master of Science from Michigan State University.

Holly MacDonald-Korth is the Chief Financial Officer of KDM since 2016, and the President since June 2019. Since 2006, she has been the Managing Director and Chief Financial Officer of J W Korth & Company, where she oversees all operations, finance, and business development for the firm. Prior to joining J W Korth, Ms. MacDonald-Korth was Senior Vice President at Overstock.com and a financial systems analyst at the Board of Governors of the Federal Reserve. Ms. MacDonald-Korth is the daughter of James W. Korth. She received a Bachelor of Business Administration with Honors in Finance from University of Miami. She holds her Series 7, 24, 27, and 66 licenses.

Daniel Llorente is the Chief Lending Officer of KDM since 2016.  Mr. Llorente has over fourteen years of commercial and residential real estate financing experience at a variety of mortgage banks. Prior to joining KDM, Mr. Llorente was a Mortgage Loan Originator at Lakeview Loan Servicing. In 2013 and 2014 he served as an Associate Portfolio Manager at Bayview Loan Servicing. From 2012 -2013 he served as Assistant Vice President and Portfolio Manager at Intercredit Bank. From 2009 to 2012 he was Senior Loan Analyst at LNR Property LLC. Prior to that time he held positions at Regions Bank, Silver Hill Financial, and Lincoln Road Funding. All positions were in Miami, Florida and related to real estate financing. He is an ABA Certified Credit Analyst.  Mr. Llorente graduated from Florida State University with a degree in finance and received an MBA from Nova Southeastern University.

Pamela J. Hipp is Director of Securities Marketing and a Director. Ms. Hipp works for J. W. Korth & Company as Managing Director of Trading. She joined J. W. Korth in 2007 after its purchase of Cambridge Group Investments as regional trader and was promoted to Managing Director of Trading in 2010. Ms. Hipp has been in the securities industry for 23 years, first working at Citistreet Equities serving major corporations retirement account management; she then moved on to Cambridge Group in 2000. A Registered Representative and General Principal, Pam holds FINRA Series 7, 24, 63, 66, and 79 registrations and received her Bachelor of Science degree from Michigan State University. Pam is also a Partner of J. W. Korth and member of its Investment Committee, which guides recommendations and proprietary investment decisions.

Jonathan Shepard has served as outside general counsel to KDM since 2007. Mr. Shepard has practiced in New York City, Philadelphia, and Boca Raton, Florida, in law firms, corporations, and the Environmental Protection Agency. He was a partner in Siegel, Lipman, and Shepard, LLP, in Boca Raton from 1994 until December 2017, and in October 2017 formed Shepard PLLC, where he now practices in Boca Raton. He is a graduate of Princeton University and Yale Law School.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

2.1	Plan of Conversion, dated May 31, 2019.
3.1	Articles of Conversion, dated May 31, 2019.
3.2	Articles of Incorporation of Korth Direct Mortgage Inc. dated May 31, 2019,
3.3	Bylaws of Korth Direct Mortgage Inc dated May 31, 2019,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2019	KORTH DIRECT MORTGAGE LLC

	By:	/s/ James W. Korth
Chief Executive Officer and Manager